Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 17:

We consent to the use of our report dated December 16, 2015, with respect to Prudential Short Duration Multi-Sector Bond Fund, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

January 29, 2016